Exhibit 10.1

Zoetis Supplemental Savings Plan
Amendment No.2
This Amendment No. 2 (the “Amendment”) to the Zoetis Supplemental Savings Plan, as amended and restated effective September 15, 2014 and as further amended effective December 21, 2020 (the “Plan”), is dated and effective as of May 15, 2021.

1.    Section 2.20 of the Plan is amended in its entirety to read as follows:

2.20    Key Employee. The term “Key Employee” means a “specified employee” as defined for purposes of Section 409A. The identity of the Key Employees shall be determined by the Company in a manner consistent with Section 409A.

2.    Section 2.31 of the Plan is amended in its entirety to read as follows:

2.31    Regular Earnings. The term “Regular Earnings” means Plan Compensation (including, for the avoidance of doubt, Sign-On Bonuses) for a Plan Year, but excluding Bonus Compensation and Sales Incentives.

3.    Sections 2.37, 2.38 and 2.39 of the Plan are renumbered as Sections 2.38, 2.39 and 2.40, respectively, and a new Section 2.37 is added to read in its entirety as follows:
2.37    Sign-on Bonus. The term “Sign-On Bonus” means a one-time bonus awarded to a Member in connection with commencement of such Member’s employment with the Company.
4.    Section 4.1 of the Plan is amended in its entirety to read as follows:

4.1    Matching Credits. Matching Credits for a payroll period will be credited to a Member’s Account on a dollar-for-dollar basis equal to the amount of the Member’s Salary Deferrals, Bonus Deferrals, and Sales Incentive Deferrals credited to his or her Account for such payroll period as a result of elections made pursuant to Section 3, but not to exceed 5% of the Member’s Plan Compensation for such payroll period, subject to the following: (i) no Matching Credits shall be credited with respect to deferrals in excess of 30% of a Member’s Excess Regular Earnings, 30% of his or her Excess Bonus Compensation, and 30% of his or her Excess Sales Incentives, (ii) no Matching Credits shall be made with respect to deferrals of Sign-On Bonuses and the Matching Credits with respect to the Member’s Salary Deferrals will be recalculated by disregarding Sign-On Bonuses; (iii) the dollar-for-dollar matching level and 5% matching limit referred to above shall be reduced to such lesser amounts as may be established by the Committee for a Plan Year prior to the Annual Enrollment for such Plan Year, and (iv) if the

Qualified Plan is amended to reduce the matching formula, the dollar-for-dollar matching level and 5% matching limit referred to above shall be reduced so as not to exceed the maximum formula for matching contributions with respect to elective deferrals and after-tax contributions under the Qualified Plan. Matching Credits shall be credited at the same time as, or as soon as practicable after, the corresponding matching contributions are made under the Qualified Plan.

5.    Section 4.2 of the Plan is amended in its entirety to read as follows:

4.2    Profit Sharing Credits. Profit Sharing Credits for a Plan Year shall be credited to the Account of any Eligible Employee who was eligible to receive a profit sharing contribution under the Qualified Plan for such Plan Year but whose profit sharing contribution under the Qualified Plan for such Plan Year was limited by Section 401(a)(17) and/or Section 415 of the Code. The amount of Profit Sharing Credits for any Plan Year shall be equal to the amount that was unable to be contributed to the Qualified Plan for such Eligible Employee by reason of the foregoing Code Sections, but disregarding for this purpose any Sign-On Bonuses included in the calculation of profit sharing contributions under the Qualified Plan for such Plan Year and for purposes of calculating the Section 401(a)(17) and Section 415 limits. Such Profit Sharing Credits shall be credited at the same time, or as soon as practicable after, the corresponding profit sharing contributions are made under the Qualified Plan. An Eligible Employee’s right to receive Profit Sharing Credits under this Section 4.2 is not affected by such employee’s ineligibility or failure to make elective deferrals under Section 3.

    Except as specifically set forth in this Amendment, the Plan shall remain in full force and effect in accordance with its terms.